Exhibit 10.16.1

Appendix 3	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

Appendix 3 to Office Lease Contract

Part A: Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Part B: Xiamen Software Industry Investment & Development Co., Ltd.

Part C: eHealth China (Xiamen) Technology Co., Ltd.

All three parties agree to following items based on friendly negotiation:

1. This agreement is Appendix 3 to the Office Lease Contract (the “Office Lease Contract”) signed by Party A, Party B and Party C on March 31st, 2006.

2. ITEM 1 of the Office Lease Contract shall be changed to the following: “PARTY A will provide PARTY C with Areas 9F-A (1,423.21 m2), 9F-B (1,045.01 m2) and 10F-B (934.90 m2) of Chuangxin Building, Xiamen Software Park, with a designed load of 2.0KN/m2. PARTY A is required to reassure PARTY C that the leased premises are compatible with PARTY C’s business purposes, without any hidden peril or any hypothec on the leased premises.”

3. ITEM 2 of the Office Lease Contract shall be changed to the following: “Area 9F-A of Chuangxin Building, Xiamen Software Park has an actual area of 1,423.21m2, Area 9F-B of Chuangxin Building, Xiamen Software Park has an actual area of 1,045.01m2, and Area 10F-B of Chuangxin Building, Xiamen Software Park has an actual area of 934.90m2, while chargeable area reaches to 3,743.43m2{actual area*(1+10%)}. 10% represents the ratio for sharing the public area, which includes passage, elevator, staircase, scaling ladder, wash room, power distribution room, hallway and public facilities setup room, etc.”

4. ITEM 5 of the Office Lease Contract shall be changed to the following: “The total rental fee for Areas 9F-A, 9F-B and 10F-B of Chuangxin Building, Xiamen Software Park will be RMB97,329.18 per month.”

5. ITEM 6 of the Office Lease Contract shall be changed to the following: “A deposit equal to two months’ standard rental is RMB 194,658.36 in total. It shall be fully and promptly returned to PARTY C at the expiration of the contract, or in the event of PARTY A breaching the contract. In case PARTY C breaches this contract with any actual loss caused to PARTY A, PARTY A has the right to deduct the relevant compensation for actual loss from the deposit. In case the

Appendix 3	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

deposit is not sufficient to cover such items, PARTY A has the right to claim for compensation for actual loss. Besides a deposit which PARTY C has paid for in the amount of RMB141,182.08, PARTY C shall pay an additional deposit amount equal to two months’ standard rental for Area 10F-B of Chuangxin Building, Xiamen Software Park, which is RMB 53,476.28.”

6. ITEM 9 of the Office Lease Contract shall be changed to the following: “Rental payments will be rendered monthly. The first rental (rental for June 1st, 2006 to June 30th, 2006) and deposit in the amount of RMB 211,773.12 shall be paid within ten days of signing the contract by all the parties hereto. Party C shall also pay for the first month rental (rental for December 1st, 2007 to December 31st, 2007) for Area 10F-B of Chuangxin Building, Xiamen Software Park, which is RMB 26,738.14, within ten days of signing this agreement (Appendix 3) by all the parties hereto.”

7. ITEM 18 of the Office Lease Contract shall be changed to the following: “Unless PARTY C substantially breaches the contract and such breach is not cured within thirty (30) calendar days’ of the written notice from PARTY A to PARTY C, PARTY A shall not unilaterally terminate the contract during the Initial Term (as defined below) and renewal terms. The term of the contract is one year, effective from April 1st, 2006 to March 31st, 2007 (the “Initial Term”). PARTY A shall grant PARTY C a rent-free remodeling period of two months (April 1st, 2006 to May 31st, 2006). Rental is going to be charged commencing from June 1st, 2006. After the completion of the Initial Term, this Agreement shall automatically renew for additional one-year periods on condition that no dissent arises between the two parties. The Initial Term and the renewal term shall not exceed five years all together. In the event that PARTY C terminates the contract in good faith prior to the expiration of the contract, PARTY C shall notify PARTY A, in writing, three months prior to such termination. Additionally, either party may terminate this contract upon thirty (30) calendar days’ written notice of a material breach by the other party, provided such breach is not cured within such thirty (30) days period. Based on Appendix 2 to the Office Lease Contract, PARTY A shall grant PARTY C a rent-free remodeling period of one month (November 1st, 2007 to November 30th, 2007) for Area 10F-B of Chuangxin Building, Xiamen Software Park. Rental for Area 10F-B is going to be charged commencing from December 1st, 2007.”

8. Except for the above revised terms, the other terms of the Office Lease Contract will be remained unchanged.

Appendix 3	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

PARTY A

Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Seal:

Representative:	/s/ Qiu, Jian

PARTY B

Xiamen Software Industry Investment & Development Co., Ltd.

Seal:

Representative:	/s/ Wang, Hua

PARTY C

eHealth China (Xiamen) Technology Co., Ltd.

Seal:

Representative:	/s/ Sheldon Wang

Date: November 25, 2007

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